EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii), we the undersigned agree that the Schedule 13G, to which this Joint Filing Agreement is attached as Exhibit 1, is filed on behalf of each of us.

Date: February 14, 2008

HEARTLAND INDUSTRIAL ASSOCIATES, L.L.C.
By: /s/ Daniel P. Tredwell Name: Daniel P. Tredwell Title: Managing Member
HEARTLAND INDUSTRIAL PARTNERS, L.P.
By: Heartland Industrial Associates, L.L.C., its General Partner
By: /s/ Daniel P. Tredwell Name: Daniel P. Tredwell Title: Managing Member
TRIMAS INVESTMENT FUND I, L.L.C.
By: Heartland Industrial Associates, L.L.C., the General Partner of Heartland Industrial Partners, L.P., its Managing Member
By: /s/ Daniel P. Tredwell Name: Daniel P. Tredwell Title: Managing Member

METALDYNE INVESTMENT FUND I, L.L.C.
By: Heartland Industrial Associates, L.L.C., the General Partner of Heartland Industrial Partners, L.P., its Managing Member
By: /s/ Daniel P. Tredwell Name: Daniel P. Tredwell Title: Managing Member
HIP SIDE-BY-SIDE PARTNERS, L.P.
By: Heartland Industrial Associates, L.L.C., its General Partner
By: /s/ Daniel P. Tredwell Name: Daniel P. Tredwell Title: Managing Member
TRIMAS INVESTMENT FUND II, L.L.C.
By: Heartland Industrial Associates, L.L.C., its Managing Member
By: /s/ Daniel P. Tredwell Name: Daniel P. Tredwell Title: Managing Member
METALDYNE INVESTMENT FUND II, L.L.C.
By: Heartland Industrial Associates, L.L.C., its Managing Member
By: /s/ Daniel P. Tredwell Name: Daniel P. Tredwell Title: Managing Member